Exhibit 10.1

MINERAL & ELEMENT
ADVISORY AGREEMENT

This Mineral & Element Advisory Agreement (this “Agreement”) is entered into as of February 12, 2026 (the “Effective Date”) by and between Fusion Fuel Green PLC, an Irish Public Limited Company (the “Company”), and                     , a                         (the “Advisor”). The Company and the Advisor are referred to individually as a “Party” and collectively as the “Parties.”

1.	Purpose and Engagement

a. The Company desires to identify, evaluate, and acquire mineral and element assets for its own account in order to consummate a mineral and element treasury strategy that or other transaction (the “MAT”). Subject to the terms and conditions of this Agreement, the Company hereby engages the Advisor, and the Advisor hereby accepts such engagement, to:

i. provide strategic, operational, and technical advisory services relating to the evaluation, structuring, and execution of the MAT, including with respect to diligence, negotiation, logistics, risk management, and integration of acquired mineral assets; and

ii. identify and introduce to the Company prospective counterparties (each, a “Counterparty”) that, in the reasonable judgment of the Advisor, possess the capabilities to facilitate or accelerate the MAT (for example, mineral rights holders, mining companies, brokers, logistics providers, technical consultants, asset custodians, or other relevant service providers).

b. The Advisor’s engagement is strictly limited to the activities described in Section 1(a). The Advisor shall have no authority to, and covenants that it will not, conduct any activity that, under the U.S. federal securities laws, a state “blue sky” statute, or any self-regulatory-organization rule, requires registration as a “broker” or “dealer.” Without limiting the foregoing, the Advisor shall strictly comply with the restrictions set forth in Section 4 below.

2.	Definitions

“Qualified Counterparty” means a Counterparty that: (i) has been introduced to the Company by the Advisor, and (ii) enters into a Definitive Agreement (as defined below) with the Company within twelve (12) months after the initial introduction by the Advisor.

“Definitive Agreement” means a binding written agreement between the Company and a Qualified Counterparty pursuant to which the Company receives or deploys cash, mineral assets, credit facilities, or other resources for the primary purpose of executing the MAT;

3.	Compensation

a. Success-Based Advisory Fee. Subject to Section 11(g), in connection with each Definitive Agreement with a Qualified Counterparty, the Company shall pay to the Advisor a fee (the “Advisory Fee”) equal to 95,000 Class A Ordinary Shares of the Company, nominal value $0.0035 per share (the “Class A Ordinary Shares”) in connection with the MAT. The Advisory Fee shall be paid in Class A Ordinary Shares, on the first trading day after signing the relevant Definitive Agreement (the “Advisory Fee Shares”). For the avoidance of doubt, if the Company enters into multiple Definitive Agreements with more than one Qualified Counterparty in connection with a single mineral asset transaction or MAT or series of related transactions that is publicly announced as a single transaction, the Advisor shall be entitled to only one Advisory Fee with respect to such transaction, regardless of the number of Qualified Counterparties involved. For the avoidance of doubt, to the extent that the issuance of Advisory Fee Shares pursuant to this Section 3(a) would result in the Advisor (together with its affiliates and any other persons or entities whose beneficial ownership of shares would be aggregated with the Advisor’s for purposes of Section 13(d) of the Exchange Act) beneficially owning in excess of 4.99% (or upon election of the Advisor prior to the issuance of any Advisory Fee Shares, 9.99%) of the Company’s then-outstanding Class A Ordinary Shares, the Company shall issue to the Advisor, in lieu of such excess shares, a customary pre-funded warrants to purchase Class A Ordinary Shares (such Class A Ordinary Shares underlying the Warrant Shares, the “Warrant Shares”). Such pre-funded warrants shall contain a provision that prohibits the Advisor from exercising the warrants to the extent that, after giving effect to such exercise, the Advisor (together with its affiliates and any other persons or entities whose beneficial ownership would be aggregated with the Advisor’s) would beneficially own more than 4.99% or 9.99%, as applicable, of the Company’s then-outstanding Class A Ordinary Shares.

b. Milestone-Based Advisory Fee. The Company shall pay to the Advisor a fee (the “Milestone Fee”), which shall be payable through the issuance 45,000 Class A Ordinary Shares of the Company to the Advisor on the day(s) on which the Company achieves each of the following milestones: (i) a share price of $5.83 for at least five (5) consecutive trading days; (ii) a share price of $9.72 for at least five (5) consecutive trading days; and (iii) a share price of $15.50 for at least five (5) consecutive trading days. For clarity, the total amount of Class A Ordinary Shares to be issued if all milestones are met, equals 135,000 Class A Ordinary Shares (the “Milestone Fee Shares”).

c. Regulatory Contingency. Notwithstanding anything to the contrary herein, the Company shall have no obligation to pay, and the Advisor shall have no right to receive, any portion of the Advisory Fee to the extent that the payment or receipt thereof (i) would cause either Party to violate, or (ii) is determined by a governmental authority or self-regulatory organization to violate, any applicable federal or state securities law, rule, regulation, or order. In such event the Parties shall use commercially reasonable efforts to restructure the compensation on an alternative basis (e.g., fixed retainer or hourly consulting fees) that is lawful and preserves, to the greatest extent possible, the intended economic benefits to the Advisor.

d. Exclusivity of Compensation. The Advisory Fee and Milestone Fee constitute the sole and exclusive compensation payable to the Advisor in connection with this Agreement. The Advisor acknowledges that it is not entitled to any equity, options, warrants, success fee, or other consideration except as expressly provided herein.

4.	Prohibited Activities; Regulatory Compliance

a. The Advisor is not and shall not hold itself out as a registered broker-dealer, placement agent, investment banker, or underwriter. Without limiting the generality of the foregoing, the Advisor shall not:

i. solicit, negotiate, structure, or participate in the offer, sale, or placement of any securities of the Company or of any other person;

ii. accept, hold, transmit, or handle funds or securities on behalf of the Company or any Counterparty;

iii. advise any person as to the value of securities or the advisability of investing in, purchasing, or selling securities;

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iv. engage in any form of general solicitation, public advertising, mass-marketing, or similar activity in connection with a potential investment in, or financing for, the Company;

v. execute, agree to execute, or bind the Company to any agreement, term sheet, subscription agreement, token warrant, or other instrument effecting a securities transaction;

vi. receive any compensation that is directly or indirectly contingent upon the purchase or sale of any security of the Company; or

vii. otherwise take any action that would require the Advisor to register as, or would constitute the Advisor as, a “broker” or “dealer” under Section 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or under any comparable state statute.

b. The Advisor shall at all times comply with all laws, rules, and regulations applicable to the services contemplated hereby, including those specific to mineral assets.

5.	Advisor Representations, Warranties, and Covenants

The Advisor represents, warrants, and covenants to the Company that:

a. Authority. The Advisor has full power and authority to enter into and perform this Agreement and such performance does not and will not violate any contractual, fiduciary, or other duty owed by the Advisor to any other person.

b. Non-Broker Status. The Advisor is not registered as, and is not required to be registered as, a broker or dealer under the Exchange Act or any state securities law, and the Advisor’s ordinary business does not include effecting transactions in securities for the account of others.

c. Limited Scope of Services. The Advisor will strictly limit its activities to those expressly permitted herein and will not engage in any of the Prohibited Activities described in Section 4.

d. No Misrepresentations. The Advisor will not, without the Company’s prior written consent, make or authorize any statement, representation, warranty, or covenant concerning the Company, its securities, or its business to any Counterparty or other person, except that the Advisor may furnish factual information that has been supplied or pre-approved in writing by the Company.

6.	Company Obligations

a. Cooperation and Access. The Company shall reasonably cooperate with the Advisor in scheduling introductions and meetings with prospective Counterparties, and shall promptly make available to the Advisor all information, documents, and personnel reasonably necessary for the Advisor to perform its services under this Agreement. The Company shall ensure that its officers, directors, employees, and agents are available for reasonable consultations and meetings with the Advisor and prospective Counterparties as requested by the Advisor.

b. Information Review and Approval. The Company shall make available to the Advisor, for the Advisor’s delivery to Counterparties, only such written or oral information regarding the Company or the MAT as the Company has reviewed and approved in writing. The Company shall be solely responsible for the accuracy, completeness, and lawfulness of all information and materials provided to the Advisor or to any Counterparty, and shall promptly notify the Advisor in writing of any material changes or inaccuracies in such information.

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c. Responsibility for Negotiations and Decisions. The Company shall be solely responsible for negotiating, drafting, and executing all Definitive Agreements, and for making its own independent decisions regarding the MAT transaction or Counterparty. The Advisor shall have no liability for any decision made or action taken by the Company in connection with the MAT transaction, Counterparty, or Definitive Agreement.

d. No Circumvention. During the term of this Agreement and for a period of twelve (12) months thereafter, the Company shall not, directly or indirectly, circumvent the Advisor by entering into any transaction or agreement with a Counterparty introduced by the Advisor, except through the Advisor or with the Advisor’s prior written consent. Any such circumvention shall entitle the Advisor to the full Advisory Fee and the Milestone Fee as if the transaction had been consummated in accordance with this Agreement.

e. Timely Payment of Fees. The Company shall timely pay all Advisory Fees and Milestone Fee and other amounts due to the Advisor in accordance with Section 3. Any late payment shall accrue interest at the lesser of 1% per month or the maximum rate permitted by law, from the due date until paid in full. 1% of the combined value of: (i) the Advisory Fee Shares, and (ii) the applicable Milestone Fee Shares per month from the date on which the Advisory Fee Shares and the applicable Milestone Fee Shares should have been issued until the Advisory Fee Shares and the applicable Milestone Fee Shares are issued to the Advisor (the “Late Payment Fee”). The Advisor will have the option to advise the Company on whether the Late Payment Fee shall be payable in cash or through the issuance of additional Class A Ordinary Shares.

f. No Interference. The Company shall not take any action, or fail to take any action, that would interfere with or hinder the Advisor’s ability to perform its obligations under this Agreement or to receive the full benefit of the compensation and protections provided herein.

7. Independent Contractor. The Advisor is, and shall perform all services hereunder as, an independent contractor. Nothing in this Agreement shall be construed to create a partnership, joint venture, agency, fiduciary, or employment relationship between the Parties. Neither Party shall have, nor shall represent that it has, any power or authority to bind the other Party without such other Party’s prior written consent.

8. Confidentiality. During the Term and thereafter, the Advisor shall maintain in strict confidence, and shall not use for its own benefit (other than to perform its obligations hereunder) or disclose to any third party, any non-public, proprietary, or confidential information of the Company, except as permitted under a written nondisclosure agreement executed by the recipient or as required by law or legal process (provided that the Advisor gives the Company prompt written notice and an opportunity to seek a protective order). The Advisor acknowledges that the Company is a publicly traded company and that information regarding the Company may constitute material nonpublic information (“MNPI”) under applicable securities laws. The Advisor agrees that it shall not, directly or indirectly, use, disclose, or communicate any MNPI for any purpose other than as necessary to perform its obligations under this Agreement, and shall not, directly or indirectly, purchase or sell, or recommend the purchase or sale of, any securities of the Company or any other company while in possession of MNPI, or otherwise engage in any activity that would violate applicable securities laws or regulations regarding insider trading.

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9. Indemnification; Limitation of Liability

a. Advisor Indemnity. The Advisor shall indemnify and hold harmless the Company, its affiliates, and their respective directors, officers, employees, and agents (each, a “Company Indemnitee”) from and against any and all losses, claims, damages, liabilities, and reasonable expenses (including reasonable attorneys’ fees) (“Losses”) to the extent arising out of or relating to: (i) any breach by the Advisor of this Agreement; or (ii) the Advisor’s fraud, gross negligence, willful misconduct, or violation of law.

b. Company Indemnity. The Company shall indemnify and hold harmless the Advisor and its directors, officers, employees, and agents (each, an “Advisor Indemnitee”) from and against any and all Losses arising from or in connection with this Agreement, other than those Losses that result from fraud, gross negligence and willful misconduct of the Advisor.

c. Procedures. A Party seeking indemnification shall promptly notify the indemnifying Party in writing of any claim; provided that failure to give such notice shall not relieve the indemnifying Party of any liability except to the extent it was materially prejudiced thereby. The indemnifying Party shall have the right to assume the defense of any claim with counsel reasonably satisfactory to the indemnified Party, and the indemnified Party shall have the right (at its own expense) to participate in such defense.

d. Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, the total aggregate liability of the Advisor and its directors, officers, employees, and agents to the Company or any other party for any and all claims, losses, damages, liabilities, costs, or expenses arising out of or relating to this Agreement, whether in contract, tort, or otherwise, shall in no event exceed the total amount of fees actually received by the Advisor from the Company under this Agreement. This limitation shall apply to the fullest extent permitted by applicable law and shall survive the expiration or termination of this Agreement.

10.	Term; Termination

a. Term. This Agreement shall commence on the Effective Date and continue for twelve (12) months (the “Initial Term”), unless earlier terminated in accordance with Section 10(b). The Agreement may be renewed for successive six-month terms by mutual written agreement.

b. Termination. Either Party may terminate this Agreement (i) immediately upon material breach by the other Party that remains uncured for ten (10) days after written notice, or (ii) for any or no reason upon thirty (30) days’ prior written notice.

c. Effect of Termination. Upon any termination that is not the result of an uncured material breach by the Advisor, the Advisor shall remain entitled to receive: (i) the Advisory Fee with respect to Definitive Agreements entered into with Qualified Counterparties prior to the effective date of termination or within eighteen (18) months thereafter, and (ii) Milestone Fee for any requisite milestone(s) that is (are) achieved during the eighteen (18) month period. Sections 8, 9, 10, and 11 shall survive any termination or expiration of this Agreement.

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11.	Miscellaneous

a. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior or contemporaneous proposals, negotiations, understandings, and agreements, whether oral or written. No amendment or waiver of any provision of this Agreement shall be effective unless set forth in a writing executed by both Parties.

b. Assignment. Neither party shall assign or transfer this Agreement or any right or obligation hereunder without the prior written consent of the other party.

c. Severability. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect, and the invalid or unenforceable provision shall be deemed modified so as to be valid and enforceable to the maximum extent permitted by law.

d. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its choice-of-law principles. Any legal action or proceeding arising under this Agreement shall be brought exclusively in the federal or state courts located in Delaware, and each Party hereby irrevocably submits to the personal jurisdiction and venue of such courts.

e. Equitable Relief. Each Party acknowledges that a breach of Section 8 may cause irreparable harm for which monetary damages are an inadequate remedy. Accordingly, the non-breaching Party shall be entitled to seek injunctive relief (without the need to post a bond) in the event of any such breach, in addition to any other remedies available at law or in equity.

f. Counterparts; Electronic Signature. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Signatures delivered by facsimile, PDF, or other electronic means shall be deemed binding originals.

g. Registration Rights. The Advisor will be entitled to registration rights with regard to Advisory Fee Shares and Milestone Fee Shares (together, the “Shares”). The Company shall prepare and file with the United States Securities and Exchange Commission (the “Commission”) one or more registration statements on Form F-3 (or, if Form F-3 is not then available to the Company, such other form as is then available to register the resale of the Shares) covering the resale of the Shares issued pursuant to this Agreement (the “Registration Statements”) no later than forty-five (45) calendar days following the date of the closing of the respective MAT with respect to any Advisory Fee Shares, or forty-five (45) calendar days following the date of issuance of the Milestone Fee Shares with respect to any Milestone Fee Shares, as the case may be (the “Filing Date”). The Company shall use commercially reasonable efforts to cause the Registration Statements to be declared effective by the Commission as promptly as practicable, but in any event within ninety (90) days of the Filing Date (the “Effectiveness Date”). If the Commission notifies the Company that it will not review the Registration Statements or has no comments thereto, the Company shall cause the Registration Statements to be declared effective no later than five (5) Trading Days after the date on which the Company receives such notification from the Commission. The Company shall also take all actions necessary to maintain the continuous effectiveness of the Registration Statements for so long as any Shares or Warrant Shares remain outstanding and are not freely tradable without restriction under Rule 144. The Company shall qualify or register such securities under applicable blue sky laws in such jurisdictions as reasonably requested by the Advisor; provided, however, that the Company shall not be required to qualify to do business, subject itself to general service of process, or become subject to taxation in any such jurisdiction. The Company shall bear all expenses related to the filing, registration, and effectiveness of the Registration Statements, other than underwriting discounts and commissions applicable to the resale of such securities by the Investors.

h. Sufficient Number of Shares. The Company shall have a sufficient amount of Class A Ordinary Shares authorized for issuance for the effective issue of the Shares in satisfaction of this Agreement.

i. Independent Nature of Advisor; No Group. The obligations of each Advisor hereunder are several and not joint with the obligations of any other Advisor, and no Advisor shall be responsible in any way for the performance of the obligations of any other Advisor. Each Advisor shall be entitled to independently protect and enforce its rights hereunder, and it shall not be necessary for any other Advisor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that the Advisor(s) are not acting in concert or as a ‘group’ (within the meaning of Section 13(d) of the 1934 Act) with respect to the transactions contemplated hereby or the securities of the Company.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

THE COMPANY	THE ADVISOR

FUSION FUEL GREEN PLC

By:	By:
Name:	Name:
Title:	Title:	Authorized Representative
Date:	Date:

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